Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Webb Interactive Services, Inc. and in the related prospectuses of our report dated February 10, 2004, with respect to the consolidated financial statements of Webb Interactive Services, Inc. as of and for the year ended December 31, 2003, included in this Annual Report (Form 10-KSB) for the year ended December 31, 2004:

1) No. 333-13983	3) No. 333-63632	5) No. 333-83103
2) No. 333-57442	4) No. 333-82316	6) No. 333-89600

/s/ ERNST & YOUNG LLP

Denver, Colorado

April 13, 2005